UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
December 1, 2015

On Deck Capital, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36779	42-1709682
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)
1400 Broadway, 25th Floor
New York, New York 10018
(Address of principal executive offices, including ZIP code)
(888) 269-4246
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Strategic Partnership
On Deck Capital, Inc. (the “Company”) today confirms that it is working with JP Morgan Chase Bank (“JPM”) in connection with a strategic partnership whereby JPM will use the Company’s small business lending platform and the OnDeck Score® to serve its small business customers (the “Strategic Partnership”). The Company is in the process of building out its integration with JPM and finalizing definitive agreements regarding the Strategic Partnership. The Company expects the Strategic Partnership to commence operations in 2016.  The Strategic Partnership is the latest example of both the Company’s platform-as-a-service technology and its strategy of partnering with major financial institutions to serve more small business customers.

Safe Harbor Statement
This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other legal authority. These include statements regarding the expected completion and timing of commencement of operations of the Strategic Partnership. Forward-looking statements are neither historical facts nor assurances of future performance.  They are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and in many cases outside our control. Therefore, you should not rely on any of these forward-looking statements. The Company’s expected results may not be achieved, and actual results may differ materially from current expectations. Factors that could cause or contribute to actual results differing from these forward-looking statements include risks relating to successful completion and launch of the Strategic Partnership and other risks, including those described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and in other documents that we file with the Securities and Exchange Commission from time to time which are or will be available on the Commission's website at www.sec.gov. Except as required by law, the Company undertakes no duty to update the information in this report.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2015	On Deck Capital, Inc.

/s/ Cory R. Kampfer
Cory R. Kampfer Chief Legal Officer